Exhibit 99.1

                 JoS. A. Bank Clothiers Makes Advance
   Announcement of This Year's Black Friday Doorbusters Focusing on
                 Luxury Cashmere at Tremendous Values


    HAMPSTEAD, Md.--(BUSINESS WIRE)--Nov. 16, 2007--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: "JOSB") announces its plan for this year's Black Friday Doorbusters. The annual Black Friday Doorbuster event will be held for six hours only on Friday, November 23 from 7:00 a.m. to 1:00 p.m. in its more than 400 full-line stores nationwide. In addition, the items will be offered online at www.josbank.com beginning at 5:00 a.m. on Thanksgiving Day and running through Black Friday at 1:00 p.m.

    Based on the strong nationwide trend in luxury apparel items and the early announcements by other major U.S. retailers, Jos. A. Bank is making an advance announcement of its plans for Black Friday. The Black Friday Doorbuster event will feature its luxurious 100% pure cashmere sweaters, blazers, bomber jackets, top coats and scarves. With an emphasis on luxury at a great value, the items offered are as follows:

    1. Cashmere Sweaters, Regular $275 --- Sale $79

    2. Cashmere Blazers, Regular $595 --- Sale $199

    3. Cashmere Bomber Jackets, Regular $600 --- Sale $199

    4. Cashmere Top Coats, Regular $895 --- Sale $299

    5. Cashmere Scarves, Regular $109.50 --- Sale $29

    The Jos. A. Bank cashmere fabrics are made of the finest yarns of 100% pure cashmere to provide the perfect warmth and most luxurious softness.

    "Every year we plan to offer several of our most wanted items and price them to offer tremendous savings for a limited time on the day after Thanksgiving," stated R. Neal Black, President of Jos. A. Bank Clothiers. "When planning this year, we forecasted high demand for luxury items, and planned to offer all of our doorbusters in 100% cashmere, the world's most luxurious fabric. Announcing these items and prices early, as several national retailers have done, will allow our customers to plan their shopping day on the Friday after Thanksgiving." continued Mr. Black.


The exclusive Jos. A. Bank products have the following extensive details:

The Softest 2-ply Cashmere Sweaters
Available in 5 styles and 18 colors
Finest Mongolian cashmere
Fully fashioned shoulders
Ribbed cuffs and bonded bottoms

Cashmere Blazers
100% pure cashmere
Soft shoulders
Fully lined
Available in 2 or 3 button
7 colors

Cashmere Bomber Jacket
100% pure cashmere
Diamond quilted lining
Button front closure w/zipper
Available in 3 colors

Cashmere Top Coats
100% pure cashmere
Extraordinary detail
Finely tailored
Classic 3 button styling
Extra pockets
Available in 3 colors

Cashmere Scarves
Made in Italy
Solids and patterns
Ultimate in luxury and warmth


    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 413 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 3, 2007 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.


    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Md.
             R. Neal Black
             President
             410-239-5719
             or
             David E. Ullman,
             EVP/CFO,
             410-239-5715
             or
             Investor Relations Information Request Website
             (http://phx.corporate-ir.net/phoenix.zhtml?
             c=113815&p=irol-inforeq),
             or Voicemail, 410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com